Ford U.S. Retail Sales Grow at Double the Industry Pace in 2024, Led by Trucks, Hybrids, Electric Vehicles and Lincoln • Ford Motor Company U.S. retail sales gain 17% in Q4, driving full-year 2024 retail gains of 6% - twice the rate of the estimated overall retail industry • Total Ford electrified vehicle sales (hybrid, plug-in hybrid and electric) hit a record 285,291 this year – up 38%, outselling GM and Stellantis’ electrified vehicles for the full year • Ford No. 1 in hybrid trucks with an estimated 76% segment share and No. 2 U.S. electric vehicle brand • F-Series remains America’s best-selling truck for 48th straight year • Lincoln delivers best annual retail sales in 17 years • Ford Pro Intelligence software platform subscriptions, based on end-of-quarter estimates, up about 27% year-over-year DEARBORN, Mich., Jan. 3, 2025 The Ford Motor Company strategy of offering customers a variety of powertrains and vehicle types helped Ford grow retail sales 6% in 2024, double the estimated rate of the broader industry. Fourth quarter retail sales growth was even stronger at 17%, led by a 25% retail gain in F-Series. The Ford F-Series best illustrates the company’s Freedom of Choice strategy with gas, diesel, hybrid and electric models. All of these F-Series versions saw year-over-year sales growth in the final month of 2024. No other truck manufacturer in the industry offers customers this choice of powertrains.Total F-Series Q4 sales were up 21% to end the year as America’s best-selling truck for the 48th straight year. Ford total Q4 sales increased 9% compared to a full-year sales gain of 4%, with a total of 2,078,832 vehicles sold. Ford outpaced the total industry – as well as the retail – with a total estimated industry sales increase of 2% for 2024, expanding its market share. Entering 2025, Ford bolstered its vehicle inventory to help offset the impact of expected supply reductions during plant changeovers for key product launches, including the new Expedition, Navigator and Bronco. The move reflects Ford’s strategy to keep its product lineup among the freshest in the industry for customers and dealers. Ford’s Electrified Vehicles Set New Records Customers favored Ford’s electrified vehicles in 2024, driving growth and setting record sales for the year. With 285,291 electrified vehicles sold (HEV, PHEV and electric), sales were up 38% in 2024 over a year ago, exceeding the sales of GM and Stellantis. Ford’s Power Promise, a program which includes a complimentary home charger with standard installation at no extra charge and access to a 24/7 Ford advisor for electric vehicle support, helped boost For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 2 Ford electric vehicle sales in Q4 to a new best-ever electric vehicle sales record with 30,176 electric vehicles sold. With the success of the program, Ford is extending the Ford Power Promise complimentary home charger and standard installation into the new year to build on the momentum of record sales growth. In 2024, each of Ford’s electric vehicles set new sales records, with Mustang Mach-E sales totaling 51,745 – up 27%; F-150 Lightning sales totaling 33,510 – up 39% and E-Transit sales of 12,610 – up 64%. For the quarter, Mustang Mach-E posted its best-ever quarterly sales result with 16,119 vehicles sold, making it America’s best-selling electric SUV behind only Tesla’s Model Y in 2024. Hybrid powertrains increased Ford’s total electrified vehicles on record 2024 sales of 187,426 hybrid vehicles – up 40% over 2023. Hybrid strength came from a record surge in hybrid truck sales, with F-150 hybrid finishing the year as America’s best-selling hybrid truck on sales of 73,845 trucks – up 47%. Second only to the F-150, Maverick hybrid established a new sales record on sales of 68,752 – up 31%. Strong Bronco, Expedition Sales; Explorer – America’s Best-Selling Three-Row SUV For the year, Ford Explorer sales totaled 194,094 SUVs making it America’s best-selling three-row SUV. Sales of Ford’s Expedition were up 6% on sales of 78,035, with the all-new Expedition ready to launch in Q1 of 2025. For the year, overall Ford SUV sales totaled 771,042; Bronco family totaled 233,873 for the year with a strong year-end performance with Q4 sales up 38% on 62,568 Broncos and Bronco Sports sold. Ford Pro Vehicles, Intelligence Software Sales Up Sales of Ford’s Super Duty pickups accelerated in Q4 with a 30% gain over a year ago. For the year, sales of Super Duty were up 14% compared to 2023. Ford’s full-size vans accounted for about half of the full-size van segment in 2024 making it 46 consecutive years as a leader in the commercial van segment. As America’s No. 1-selling van, Transit sales totaled 152,738 vans in 2024 – up 18% over 2023. Q4 Transit sales were up 24% on sales of 38,457 vans. Ford was No. 1 in commercial vehicle sales based on the most recent registration data through October. Ford U.S. Class 1 – 7 commercial truck and van share grew to 41.2%, up 1.5 percentage points compared with the same period last year. The Ford Pro Intelligence software platform now has approximately 649,000 active subscriptions, based on end-of-quarter estimates, up about 27% year-over-year. Customer usage of BlueCruise, Ford’s hands-free highway driving technology, continues to grow. By the end of 2024, customer usage reached 300 million cumulative hands-free highway miles driven across Ford and Lincoln. The new BlueCruise 1.4 version of software, with improved hands-free highway driving experience, will ship on the new 2025 F-150, 2025 Expedition and 2025 Lincoln Navigator. Meanwhile, BlueCruise 1.5 with Automatic Lane Change will ship on the 2025 Mustang Mach-E. Lincoln Achieves Best Retail Sales in 17 Years Lincoln sales continued to expand into the fourth quarter with sales up 35% on the strength of the all- new Nautilus and ’25MY Aviator. For the year, Lincoln sales were up 28% on sales of 104,823. Lincoln achieved its best annual retail sales results since 2007.

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com. 3 Nautilus sales were up 88% in Q4 on total sales of 10,241, making it Lincoln’s best-selling vehicle. For the year, Nautilus sales climbed 50% on sales of 36,544 – 39 percent were the hybrid model. Q4 sales of the new ’25MY Aviator increased 32% on sales of 7,778. For the year, Aviator sales totaled 25,235 SUVs – up 62% over a year ago. ### About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford provides financial services through Ford Motor Credit Company. Ford employs about 174,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com. *U.S. sales volume reflects transactions with (i) retail and fleet customers (as reported by dealers), (ii) government and (iii) Ford management. Average transaction pricing based on J.D. Power and Associates PIN data. Contact: Said Deep, sdeep@ford.com, 313-594-0592